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                                                                    EXHIBIT 3.18
                             CODE OF REGULATIONS OF
                        THE FERRY CAP & SET SCREW COMPANY

                                   ARTICLE I
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                                     Shares
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     SECTION 1.1. - CERTIFICATES. The interest of each shareholder of the corporation shall be evidenced by a certificate or certificates , each of which shall bear a distinguishing number, the signature of the Chairman of the Board, President or Vice President and of the Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer, and such recitals as may be required by law. A full record of each certificate so issued shall be maintained. No certificate shall be issued for shares being sold by the corporation until such shares have been paid for in full.

     SECTION 1.2. - TRANSFER. Certificate shall be transferable in person or by written power of attorney, but no transfer shall be entered upon the record until the previous certificate for such shares has been surrendered to the corporation; provided, however, that the directors shall have authority to enact such rules as they shall deem expedient from time to time concerning the issuance or transfer of certificates and to take such actions in specific cases as they deem proper concerning lost, destroyed, or mutilated certificates.

                                   ARTICLE II
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                                  Shareholders
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     SECTION 2.1. - ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held at such time within two (2) months before or two
(2) months after the close of the business year of the corporation, as the directors determine. The meeting shall beheld at the office of the corporation or at such other location as the directors determine.

     SECTION 2.2. - SPECIAL MEETINGS. Special meetings of the shareholders of the corporation shall be held at such time and location as are designated in the call therefor and may be called by: (a) the Chairman of the Board; (b) the President; (c) the Vice President, in the event of absence, disability or death of the President; (d) the directors by action at a meeting; (e) a majority of the directors acting without a meeting; or (f) person or persons who hold twenty-five percent (25%) or more of the voting shares outstanding.

     SECTION 2.3. - NOTICE OF MEETINGS. Written notice of every annual or special meeting of the shareholders stating the time, location, and purpose thereof shall be given, as of a record date fixed by the directors, to each shareholder entitled to vote thereat, or entitled to notice thereof as provided by law, by mailing such notice to the last known address of each shareholder as it appears on the records of the corporation, or by personal delivery, not less than seven (7) nor more than sixty (60) days prior to such meeting. A shareholder may waive in

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                                                                       EXHIBIT C

writing such notice before or after the meeting, and notice shall be waived by attendance at the meeting unless lack of proper notice is alleged prior to or at the commencement of the meeting.

     SECTION 2.4.- QUORUM AND ADJOURNMENTS. The shareholders present in person or by proxy representing a majority of the voting power of the corporation shall constitute a quorum for a meeting of shareholders; however, that at any meeting, regardless of whether a quorum is present, the holders of a majority of the voting shares represented thereat may adjourn from time to time without notice other than by announcement at such meeting.

     SECTION 2.5. - VOTING. Only persons who appear as holders of voting shares on the records of the corporation as of the close of business on the record date for such meeting or, if no such record date shall have been fixed, at the time of the meeting shall be entitled to vote at meetings of shareholders. Subscribers for voting shares shall have the right to vote such subscribed shares while not in default of payment therefor.

     SECTION 2.6. - PROXIES. Any shareholder may be represented at a meeting of shareholders for any purpose, including any vote to be taken threat, by proxy appointed in writing, executed by such shareholder, and delivered to the Secretary or presiding officer at or before such meeting.

     SECTION 2.7. - ORDER OF BUSINESS. The order of business at a meeting of shareholders shall be as follows, to the extent that the same is consistent with the purposes of such meeting:

          (a) Designation of a secretary for the meeting in the event the Secretary is absent therefrom;

          (b)  Statement regarding giving of notice of meeting;

          (c)  Calling roll and filing of proxies with the Secretary;

          (d)  Reading and vote on approval of previously unapproved minutes;

          (e) Report of Chairman of the Board and/or President and reports of other officers;

          (f)  Consideration and approval of actions of officers and directors;

          (g)  Unfinished business;

          (h)  New business;

          (i)  Election of directors; and

          (j)  Adjournment.

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                                                                       EXHIBIT C

     SECTION 2.8. - ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of shareholders may be taken without a meeting in a written document signed by all the shareholders entitled to vote.

                                   ARTICLE III
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                                    Directors
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     SECTION 3.1. - NUMBER. The number of directors shall be at least equal to the number of shareholders if there are three or less shareholders. If there are three or more shareholders, there shall not be less than three directors elected by the shareholders.

     SECTION 3.2. - ELECTION. At each meeting of the shareholders for the election of directors, the nominees receiving the greatest number of votes shall become the directors. Directors may be elected at any meeting of the shareholders if the notice therefor states that one of the purposes of such meeting is the election of directors.

     SECTION 3.3. - TENURE OF OFFICE. Each director shall hold office until the annual meeting of the shareholders next following his or her election and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office, or death. A director not re-elected at a special meeting of shareholders, one of the purposes of which is the election of a director for such post, shall be deemed to have been removed from office.

     SECTION 3.4. - VACANCIES. Whenever any vacancy shall occur among the directors, the remaining directors may, by a vote of a majority of their number, fill such vacancy.

     SECTION 3.5. - MEETINGS. Meetings of the directors shall be held at such time and location in Ohio as are designated in the call therefor and may be called by: (a) the Chairman of the Board; (b) the President; (c) the Vice President; or (d) any two directors. Meetings of the directors may also be held at any time and location if all directors are present or file written consents to such meeting. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other.

     SECTION 3.6. - NOTE OF MEETINGS. Written notice of all meetings of the directors stating the time and location thereof shall be given by mail, telegram, or cablegram to each director at his or her last known address, or by personal delivery, not less than two (2) nor more than fourteen (14) days prior to such meeting. A director may waive in writing such notice either before or after the meeting, and notice shall be waived by attendance at the meeting unless lack of proper notice is alleged prior to or at the commencement of the meeting.

     SECTION 3.7. - QUORUM AND ADJOURNMENTS. At least eighty percent (80%) of the directors shall constitute a quorum; provided, however, that at any meeting, regardless of whether a quorum is present, a majority of the directors present may adjourn from time to time without notice other than by announcement at such meeting.

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                                                                       EXHIBIT C

     SECTION 3.8. - VOTING. At any meeting of the directors at which a quorum is present, all matters before the meeting, except for filling a vacancy, shall be decided by the affirmative vote of not less than sixty-five (65%) of the directors present.

     SECTION 3.9. - ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of the directors may be taken without a meeting in a written document signed by all the directors.

     SECTION 3.10. - POWER AND DUTIES. The directors shall:

          (a) Exercise the powers of the corporation, conduct its business and affairs, and control its property;

          (b)  Elect and, in their discretion, remove or suspend officers;

          (c) Fix and limit the powers and duties of all officers and fix the compensation of officers and directors;

          (d) Designate a depository or depositories of funds of the corporation and the officers or other persons who shall be authorized to sign checks, notes, drafts, and other commercial paper on behalf of the corporation;

          (e) Determine the business year upon which the corporation shall operate;

          (f) In their discretion, adopt a seal for the corporation, which seal shall have inscribed thereon the name of the corporation and such other recitals as they deem appropriate; and

          (g) In their discretion, enact, amend, or repeal such bylaws for their own government as may be consistent with the Articles of Incorporation and the Regulations.

                                   ARTICLE IV
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                                    Officers
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     SECTION 4.1. - OFFICERS DESIGNATED. The permanent officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the directors may deem appropriate.

     SECTION 4.2.- ELECTION. The permanent officers shall be elected by the directors. The directors may fill any vacancy. The Chairman of the Board, if any, shall be a director. No other officer need to be a director or shareholder of the corporation. One person may hold two or more offices, but no person shall execute any document of the corporation in more than one

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                                                                       EXHIBIT C

capacity if such document is required by law, the Articles, the Regulations, or the By-Laws to be executed, acknowledged, or certified by two or more officers.

     SECTION 4.3. - TENURE OF OFFICE. Each officer shall hold office until the first meeting of directors following the annual meeting of shareholders next following his or her election and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office, or death.

     SECTION 4.4. - POWER AND DUTIES. The following officers shall have the following powers and duties:

          (a) Chairman of the Board. The Chairman of the Board, when such office is filled, shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors.

          (b) President. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the direction of the Board of Directors he shall have general charge and authority over the property, business and affairs of the corporation. He shall from time to time make such reports on the business of the corporation as the Board of Directors may require, and shall make a report on the business of the corporation for the preceding fiscal year to the shareholders at each annual meeting. When authorized by the Board of Directors he shall execute deeds, mortgages and bonds requiring the seal of the corporation. He shall have such other specific powers and duties as may be assigned to or vested in him by the Board of Directors. He shall be ex-officio a member of all standing committees.

          (c) Vice President. The Vice President, or if there be more than one, the Vice President designated by the Board of Directors shall perform the duties of the President in the absence or disability of the President or when circumstances prevent the President from acting. Each Vice President shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors or the President.

          (d) Secretary. The Secretary shall record and maintain the minutes of all meetings of the shareholders and the directors in books provided for that purposes. The Secretary shall maintain records of the names and addresses of the shareholders of the corporation.

          (e) Treasurer. The Treasurer shall maintain current and complete records of account, have custody of the funds of the corporation, deposit all such funds in such depositories as the directors may designate, and render to the

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                                                                       EXHIBIT C

               directors upon their request statements of the financial condition of the corporation.

     SECTION 4.5. - DELEGATION OF DUTIES. The directors may delegate the duties of any officer to any other officer and may require the performance of duties in addition to those mentioned herein.

                                    ARTICLE V
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                                 Indemnification
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          Each director, officer, and employee, or a former director, officer, or employee, or any person who is serving or has served at the request of the corporation as a director, officer, or employee of another corporation, shall be indemnified by the corporation against expenses (including attorney fees), judgments, decrees, fines, penalties, or amounts paid in settlement reasonably incurred in connection with the defense of any pending or threatened or completed action, suit, or proceeding, whether criminal, civil, investigative or administrative, to which he or she is or may be a party by reason of being or having been such director, officer, or employee; provided: (a) he or she is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his duty to the corporation; (b) he or she is determined to have acted in good faith and in a manner in what he or she reasonably believed to be in or not opposed to the best interest of the corporation; and (c) in any matter the subject of a criminal action, suit or proceeding, he or she is determined to have had no reasonable cause to believe that his or her conduct was unlawful. The determination as to (b) and (c) and, in the absence of adjudication by a court of competent jurisdiction, the determination as to (a), shall be made by the directors of the corporation acting at a meeting at which a quorum consisting of directors who are not parties to or threatened with any such action, suit, or proceeding is present. Any director who is a party to or threatened with any such action, suit, or proceeding shall not e qualified to vote and, if for this reason, a quorum of directors cannot be obtained to vote on such indemnification, no indemnification shall be made unless such indemnification is approved by: (a) the holders of a majority of the voting shares of the corporation, excluding for the purposes hereof shares held or controlled by every person who is a party to or threatened with any such action, suit, or proceeding; or (b) a court of competent jurisdiction. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                   ARTICLE VI
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                                   Amendments
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          These Regulations may be amended, or new regulations may be enacted:
(a) by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation at any meeting called for such purposes; or (b) without a meeting, by the written approval of the holders of two-thirds of the voting shares of the corporation. In the event of amendment or enactment of new regulations by such written consent, the Secretary of

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the corporation shall mail a copy of such amendment or new regulations to each shareholder who did not participate in the approval thereof.

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